EXHIBIT 4
                                                                       ---------

                        THE DESCARTES SYSTEMS GROUP INC.

                                  BY-LAW NO. 1

By virtue of the amalgamation of The Descartes Systems Group Inc. and Descartes Holdings Inc. by Certificate and Articles of Amalgamation effective January 26, 1999, By-law Nos. 2 and 4 of The Descartes Systems Group Inc., one of the amalgamating corporations, became By-law No. 1 of the Amalgamated Corporation.

                                  BY-LAW No. 2

                   A By-law relating to the borrowing of money

                       and the securing of liabilities by



                        THE DESCARTES SYSTEMS GROUP INC.

                     (hereinafter called the "Corporation")




     BE IT ENACTED as a By-law of the Corporation as follows:

1. Borrowing Power: Without limiting the borrowing powers of the Corporation as set forth in the Act, but subject to the Articles and any Unanimous Shareholder Agreement, the Board may from time to time on behalf of the Corporation, without authorization of the shareholders:

     (a)  borrow money upon the credit of the Corporation;

     (b) issue, reissue, sell or pledge bonds, debentures, notes or other similar obligations or guarantees of the Corporation, whether secured or unsecured;

     (c) to the extent permitted by the Act, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

     (d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

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                                       -2-



2. Delegation: The Board may from time to time delegate to a Committee of the Board, a Director or an officer of the Corporation all or any of the powers referred to in this By-law to such extent and in such manner as the Board by Resolution determines.

3. Effective Date; This By-law comes into force when passed by Resolution of the Board.


     Made by the Board on September 18th, 1996.

                                                                           c/s


/s/ Peter J. Schwartz                           /s/ Mark D. Lee
--------------------------------                --------------------------------
President                                       Secretary







     Confirmed by the shareholders in accordance with the Act, on September 18th, 1996.

                                                                           c/s


                                                /s/ Mark D. Lee
                                                --------------------------------
                                                Secretary

                                   BY-LAW NO.4

                   a by-law relating generally to the conduct
                         of the business and affairs of

                        THE DESCARTES SYSTEMS GROUP INC.

                     (hereinafter called the "Corporation")



                                    CONTENTS
                                    --------


          ARTICLE I       --     INTERPRETATION
          ARTICLE II      --     DIRECTORS
          ARTICLE III     --     MEETINGS OF DIRECTORS
          ARTICLE IV      --     OFFICERS
          ARTICLE V       --     INDEMNIFICATION OF DIRECTORS AND OFFICERS
          ARTICLE VI      --     MEETINGS OF SHAREHOLDERS
          ARTICLE VII     --     SHARES
          ARTICLE VIII    --     DIVIDENDS
          ARTICLE IX      --     INFORMATION AVAILABLE TO SHAREHOLDERS
          ARTICLE X       --     NOTICES
          ARTICLE XI      --     EXECUTION OF DOCUMENTS AND VOTING OF SECURITIES
          ARTICLE XII     --     EFFECTIVE DATE



--------------------------------------------------------------------------------


     BE IT ENACTED as a by-law of the Corporation as follows:

ARTICLE I - INTERPRETATION
--------------------------

Definitions:
------------

1.1 In this by-law and all other by-laws and resolutions of the Corporation, unless the context otherwise requires:

          (a) "Act" means the Business Corporations Act (Ontario) as amended from time to time;
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                                       -2-



          (b) "Articles" mean the articles of incorporation, amalgamation, arrangement, continuance, reorganization or revival of the Corporation, as amended or restated from time to time;

          (c) "By-laws" mean this by-law and all other by-laws of the Corporation from time to time in force and effect;

          (d)  "Board" means the board of directors of the Corporation;

          (e) "Persons" include individuals, bodies corporate, companies, partnerships, syndicates, trusts and unincorporated organizations;

          (f) The singular includes the plural and the plural includes the singular;

          (g)  The masculine gender includes the feminine and the neuter.

1.2 All terms defined in the Act have the same meanings when used in the by-laws of the Corporation.

1.3 If any of the provisions contained in this by-law are inconsistent with those contained in the articles or a unanimous shareholders agreement, the provisions contained in the articles or unanimous shareholders agreement, as the case may be, shall prevail.


ARTICLE II - DIRECTORS
----------------------

2.1 Qualifications: Any person may be a director of the Corporation who is not disqualified by the Act. A director need not be a shareholder. A majority of the directors shall be resident Canadians unless the Corporation has one or two directors, in which case at least one director shall be a resident Canadian.

2.2 Election, Term and Number: The election of directors shall take place at each annual meeting of shareholders and all the directors then in office shall retire but, if qualified, shall be eligible for re-election. Subject to the articles, the number of directors shall be determined and may be changed by special resolution or, if so empowered by special resolution, by resolution of the directors. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

2.3 Resignation: Subject to the Act, a director may resign from office by giving notice in writing to the Corporation and the resignation shall become effective at the time the resignation is received by the Corporation or at the time specified in the resignation, whichever is later.
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                                       -3-



2.4 Removal of Directors: Subject to the Act, the shareholders may by ordinary resolution passed at an annual or special meeting remove any director from office.

2.5 Vacancies: Subject to the Act, a quorum of the board may fill a vacancy in the board, except a vacancy resulting from a failure of the shareholders to elect the required number of directors or from an increase in the number of directors.

2.6 Remuneration and Expenses:, The directors shall be paid such remuneration for their services as the board may from time to time determine. The directors shall also be entitled to be reimbursed for traveling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.


ARTICLE III - MEETINGS OF DIRECTORS
-----------------------------------

3.1 Place of Meetings: Meetings of the board may be held at the registered office of the Corporation or at any other place within or outside Ontario. It is not necessary for a majority of the meetings of the board to be held at a place within Canada.

3.2 Quorum: Subject to the articles, a majority of the directors shall constitute a quorum at any meeting of the board and, subject to paragraph 3.3, may exercise all the powers of the directors. If there is only one director, that director may constitute a meeting.

3.3 Resident Canadians: Directors shall not transact business at a meeting of directors, unless a majority of the directors present are resident Canadians or;
          (a) a resident Canadian director who is unable to be present approves in writing or by telephone or other communication facilities the business transacted at the meeting, and

          (b) a majority of resident Canadian directors would have been present had that director been present at the meeting.

3.4 Calling of Meetings: Meetings of the board shall be held from time to time at such time and such place as the board, the chairman of the board, the president, the managing director, or any two directors may determine.

3.5 Notice: Notice of every meeting of directors shall be given to each director not less than forty-eight hours, excluding any part of a Saturday, Sunday or holiday, before the time when the meeting is to be held, except that no notice of a meeting shall be necessary if all the directors waive notice of such meeting in accordance with paragraph 3.6. A notice of a meeting of directors shall specify the time and place of the meeting but need not specify the nature of the business to be transacted at the meeting.
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                                       -4-



          Each newly elected board may without notice hold its first meeting immediately following the meeting of shareholders at which such board is elected. Notice of an adjourned meeting of directors is not required to be given if the time and place of the adjourned meeting is announced at the original meeting.

3.6 Waiver of Notice: A director may in any manner waive a notice of a meeting of directors; and attendance of a director at a meeting of directors is a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

3.7 Regular Meetings: The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

3.8 Voting: At all meetings of the board, every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes, the Chairman of the meeting shall not have a second or casting vote.

3.9 Delegation: The directors may appoint from their number a managing director who is a resident Canadian or a committee of directors, a majority of whose members are resident Canadians, and delegate to such managing director or committee any of the powers of the directors not reserved to the board by subsection 127(3) of the Act, subject to such restrictions, if any, as may be imposed from time to time by the directors.

3.10 Committees: Unless otherwise determined by the board, each committee shall have the power to fix its quorum at not less than a majority of its directors, to elect its chairman, and to regulate its procedure.

3.11 Participation by Telephone: If all the directors of the Corporation present at or participating in the meeting consent, a meeting of directors or of a committee of directors may be held by means of such telephone, electronic, or other communication facilities as permit all persons participating at the meeting to communicate with each other simultaneously and instantaneously, and a director participating in such a meeting by such means is deemed to be present at the meeting. If a majority of the directors participating in the meeting are then in Canada, the meeting shall be deemed to be held in Canada.

3.12 Resolution in Writing: A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors or a committee of directors, is as valid as if it had been passed at a meeting of directors or a committee of directors.

ARTICLE IV - OFFICERS
---------------------

4.1 Appointment: The board may from time to time appoint a chairman of the board, a president, one or more vice-presidents, a secretary, a treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. The board may specify the duties of and delegate to such officers powers to manage the business and affairs of the Corporation other than powers reserved to the board by the Act. One person may hold more than one office, and, subject to paragraphs 4.3 and 4.5, an officer need not be a director.

4.2 Term, Remuneration and Removal:, The terms of employment and the remuneration of all officers appointed by the board shall be determined by the board from time to time. The fact that any officer or employee is a director or shareholder of the Corporation shall not disqualify him from receiving remuneration. All officers may be removed by the board at any time, with or without cause, without prejudice to such officers' rights. Otherwise each officer appointed by the board shall hold office until his successor is appointed.

4.3 Chairman of the Board: The board may from time to time appoint a chairman of the board who shall be a director. If appointed, the chairman of the board shall, when present, preside at all meetings of the board and shareholders, shall sign all contracts, documents or instruments in writing which require his signature and shall possess and may exercise such powers and shall perform such other duties as may from time to time be specified or delegated to him by the board.

4.4 President: The president shall be the chief executive officer of the Corporation and, subject to the direction of the board, shall exercise general supervision over the business and affairs of the Corporation. In the absence of the chairman of the board or if no chairman of the board has been appointed, the president shall, when present, preside at all meetings of the board, if a director, and of the shareholders, shall sign all contracts, documents, or instruments in writing which require his signature and shall possess and may exercise such powers and shall perform such other duties as may from time to time be specified or delegated to him by the board.

4.5 Managing Director: The board may from time to time appoint a managing director who shall be a resident Canadian and a director. If appointed, he shall have such powers and duties as may be delegated or assigned to him from time to time by resolution of the board.

4.6 Vice-President: The vice-president, or if more than one, the vice-presidents in order of seniority shall be vested with all the powers and shall perform all the duties of the president in the absence or inability or refusal to act of the president except that he shall not preside at meetings of the directors unless he is a director. A vice-president shall sign such contracts, documents or instruments in writing as require his signature and shall also perform such duties and exercise such powers as may from time to time be specified or delegated to him by the board.

4.7 Secretary: The secretary shall attend and be the secretary of all meetings of the board, shareholders and committees of the board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat. He shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board. He shall have charge of all books, papers, records, documents and instruments belonging to the Corporation. He shall sign such contracts, documents or instruments in writing as require his signature and he shall have such other duties and powers as may be specified or delegated to him by the board.

4.8 Treasurer: The treasurer shall keep, or cause to be kept proper accounting records as required by the Act and, subject to the direction of the board, shall deposit or cause to be deposited all monies received by the Corporation in the Corporation's bank accounts and shall supervise the safe-keeping of securities and the disbursement of the funds of the Corporation. He shall render to the board, whenever required, an account of all his transactions as treasurer and of the financial position of the Corporation. He shall sign such contracts, documents or instruments in writing as require his signature and shall have such other duties and powers as may from time to time be specified or delegated to him by the board.

4.9 Other Officers: The duties of all other officers of the Corporation shall be such as the terms of their engagement call for or the board requires of them. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board otherwise directs.

4.10 Variation of Duties: From time to time the board may, subject to the Act, vary, add to or limit the powers and duties of any officer or officers of the Corporation.

4.11 Agents and Attorneys: The board shall have power from time to time to appoint agents or attorneys for the Corporation in or out of Ontario with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

4.12 Fidelity Bonds: The board may require such officers, employees and agents of the Corporation as it deems advisable to furnish bonds for the faithful performance of their duties, in such form and with such surety as the board may from time to time prescribe.


ARTICLE V - INDEMNIFICATION OF DIRECTORS AND OFFICERS
-----------------------------------------------------

5.1 Every director and officer of the Corporation, every former director or officer of the Corporation and every person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives shall, from time to time, be indemnified and saved harmless by the Corporation from and against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is` made a party by reason of being or having been a director or officer of the Corporation or such body corporate including, but only with court approval, an action by or on behalf of the Corporation or such body corporate to procure a judgment in its favour if,

          (a) he acted honestly and in good faith with a view to the best interests of the Corporation, and

          (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.


ARTICLE VI - MEETINGS OF SHAREHOLDERS
-------------------------------------

6.1 Annual Meetings: The annual meeting of shareholders shall be held on such day in each year and at such time and place in or outside Ontario as the directors may determine for the purpose of hearing and receiving the reports and statements required by the Act to be placed before the shareholders at any annual meeting, electing directors, appointing an auditor and fixing or authorizing the board of directors to fix his remuneration and for the transaction of such other business as may properly be brought before the meeting.

6.2 Special Meetings: The board may call a special meeting-of the shareholders at any 1 time.

6.3 Place of Meetings: Meetings of shareholders shall be held at the place where the registered office of the Corporation is located or at such other place in or outside Ontario as the board determines.

6.4 Quorum: Two shareholders, in person or by proxy, holding shares of the Corporation entitled to vote at a meeting of shareholders, shall constitute a quorum at such meeting unless there is only one holder of any class or series of shares, in which case the shareholder present in person or by proxy constitutes a meeting. A quorum is required only at the opening of the meeting.

6.5 Notice of Meetings: Notice of each meeting of shareholders and of each meeting of shareholders adjourned for an aggregate of 30 days or more shall be sent not less than 21 days and no more than 50 days before the date of the meeting to the auditor of the Corporation, to each director, and to each shareholder entitled to vote at the meeting except that no notice shall be necessary if all persons entitled to attend the meeting waive notice of such meeting in accordance with paragraph 6.6. The board may fix a record date for notice of the meeting in accordance with the Act. Notice of a meeting of shareholders shall specify the time and place of the meeting and shall state or be accompanied by a statement of:

          (a) the nature of all business to be transacted at the meeting (except for consideration of the financial statements and auditor's report, election of directors and reappointment of the incumbent auditor at an annual meeting) in sufficient detail to permit the shareholder to form a reasoned judgment thereon, and

          (b) the text of any special resolution or by-law to be submitted to the meeting.

6.6 Waiver of Notice: A shareholder and any other persons entitled to attend a meeting of shareholders may in any manner waive notice of a meeting of shareholders, and attendance of any such person at a meeting of shareholders, is a waiver of notice of the meeting, except where he attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

6.7 Omission of Notice: The accidental omission to give notice of any meeting or the non-receipt of any notice by any shareholder or shareholders, by any director or directors or by the auditor of the Corporation shall not invalidate any resolution passed or any proceedings taken at any meeting of shareholders.

6.8 Persons Entitled to be Present: The only persons entitled to attend a meeting of shareholders shall be those entitled to vote thereat, the directors and the auditor of the Corporation and others who, though not entitled to vote, are entitled or required by the by-laws of the Corporation to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

6.9 List of Shareholders Entitled to Notice: For every meeting of shareholders, the Corporation shall prepare or arrange for the preparation of a list of shareholders entitled to receive notice of the meeting, showing the number of shares entitled to vote at the meeting held by each shareholder. If a record date for the meeting is fixed pursuant to section 6.10, the shareholders listed shall be those registered at the close of business on a day not later than 10 days after such record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice of the meeting is given, or where no such notice is given, the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the securities register is kept and at the place where the meeting is held.

6.10 Record Date for Notice: The board may fix in advance a record date, preceding the date of any meeting of shareholders by not more than 50 days and not less than 21 days, for the determination of the shareholders entitled to notice of the meeting, provided that notice of any such record date is given not less than 7 days before such record date, by newspaper advertisement in the manner provided in the Act. If no record date is so fixed, the record date for the determination of the shareholders entitled to notice of the meeting shall be the close of business on the day immediately preceding the day on which the notice is given.

6.11 Chairman, Secretary and Scrutineers: The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: chairman of the board; president; managing director; or a vice president who is a director. If no such officer is present within fifteen minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. Notwithstanding the foregoing, the person designated to act as chairman of a meeting of shareholders pursuant to the first sentence of this section 6.11 shall have the right to appoint any person (such person need not be a shareholder) to act as chairman of such meeting in his place. If the secretary of the corporation is absent, the chairman shall appoint some person (such person need not be a shareholder) to act as secretary of the meeting. If desired, one or more scrutineers (none of whom need be shareholders) may be appointed by a resolution or by the chairman with the consent of the meeting.

6.12 Right to Vote: Subject to the provisions of the Act as to authorized representatives of any other body corporate, at any meeting of shareholders in respect of which the Corporation has prepared the. list referred to in section 6.9, every person who is named in such list shall be entitled to vote the shares shown thereon opposite his name except, where the Corporation has fixed a record date in respect of such meeting pursuant to section 6.10, to the extent that such person has transferred any of his shares after such record date and the transferee, upon producing properly endorsed certificates evidencing such shares or otherwise establishing that he owns such shares, demands not later than 10 days before the meeting that his name be included to vote the transferred shares at the meeting, in the absence of a list prepared as aforesaid in respect of a meeting of shareholders, every person shall be entitled to vote at the meeting who at the time is entered in the securities register as the holder of one or more shares carrying the right to vote at such meeting.

6.13 Representatives: An executor, administrator, committee of a mentally incompetent person, guardian or trustee and where a corporation is such executor, administrator, committee of a mentally incompetent person, guardian or trustee, any person duly appointed a proxy for such corporation, upon filing with the secretary of the meeting sufficient proof of his appointment, shall represent the shares in his or its hands at all meetings of the shareholders of the Corporation and may vote accordingly as a shareholder in the same manner and to the same extent as the shareholder of record.

6.14 Proxies: Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his attorney, or if the shareholder is a body corporate, by an officer or attorney thereof duly authorized, and shall conform with the requirements of the Act.

6.15 Time for Deposit of Proxies: The board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than 48 hours exclusive of Saturdays and holidays, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, unless it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

6.16 Joint Shareholders: If 2 or more persons hold shares jointly, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if 2 or more of those persons are present in person or represented by proxy and vote, they shall vote as one on the shares jointly held by them.

6.17 Votes to Govern: At all meetings of shareholders every question shall be determined by a majority of the votes cast on the question, unless otherwise required by the articles or by-laws or by the Act. In the case of an equality of votes at any meeting of shareholders, either upon a show of hands or upon a poll, the chairman of the meeting shall be entitled to a second or casting vote in addition to the vote or votes to which he may be entitled as a shareholder.

6.18 Show of Hands: Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a poll thereon is required or demanded. Upon a show of hands, every shareholder present in person or represented by proxy and entitled to vote shall have one vote. Whenever the vote by show of hands shall have been taken upon a question, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceedings in respect of the question and the result of the vote so taken shall be the decision of the shareholders upon the said question.

6.19 Polls: If a poll is required by the chairman of the meeting, or is demanded by any shareholder who is present in person or represented by proxy and entitled to vote on the question (whether the poll is required or demanded either before or after a vote has been taken upon the question by a show of hands), and such requirement or demand is not withdrawn, a poll upon the question shall be taken by ballot or in such other manner as the chairman of the meeting may direct. Upon a poll, each shareholder who is present or represented by proxy shall (subject to the provisions, if any, of the articles of the Corporation) be entitled to one vote for each share in respect of which he is entitled to vote on the question. A demand for a poll may be withdrawn.

6.20 Adjournment: The chairman at a meeting of the shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time to a fixed time and place. If a meeting of shareholders is adjourned for less than 30 days no notice of the adjourned meeting need be given to the shareholders. If a meeting of shareholders is adjourned by one or more adjournments for 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

6.21 Resolution in Writing: Subject to the Act, a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders, is as valid as if it had been passed at a meeting of the shareholders.


ARTICLE VII - SHARES
--------------------

7.1 Allotment and Issue: Subject to the provisions of the Act, shares in the capital of the Corporation may be allotted and issued by resolution of the Board at such times and on such terms and conditions and to such persons or class of persons as the Board determines.

7.2 Payment of Commission: The Board may authorize the Corporation to pay a commission to any persons in consideration of their purchasing or agreeing to purchase shares of the Corporation, or procuring or agreeing to procure purchasers for such shares.

7.3 Registration of Transfer: Subject to the provisions of the Act, no transfer of shares shall be registered in a securities register except upon presentation of the certificate representing such shares with a transfer endorsed thereon or delivered therewith duly executed by the registered holder or by his attorney or successor duly appointed, together with such reasonable assurance or evidence of signature, identification and authority to transfer as the board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the board, upon compliance with such restrictions on transfer as are authorized by the articles and upon satisfaction of any lien referred to in section 7.7.

7.4 Share Certificates: Every holder of one or more shares of the Corporation shall be entitled, at his option, to a share certificate, or to a non-transferable written acknowledgement of his right to obtain a share certificate, stating the number and class or series of shares held by him as shown on the securities register. Share certificates and acknowledgements of a shareholder's right to a share certificate, respectively, shall be in such form as the board shall from time to time approve. Any share certificate shall be signed in accordance with section 11.1; provided that, unless the board otherwise determines, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. A share certificate shall be signed manually by at least one director or officer of the Corporation or by or on behalf of the transfer agent and/or registrar. Any additional signatures required may be printed or otherwise mechanically reproduced. A share certificate executed as aforesaid shall be valid notwithstanding that any of the directors or officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

7.5 Transfer Agent and Registrar: The directors may from time to time by resolution appoint or remove one or more transfer agents and/or branch transfer agents and/or registrars and/or branch registrars (which may or may not be the same individual or body corporate) for the securities issued by the Corporation in registered form (or for such securities of any class or classes) and may provide for the registration of transfers of such securities (or such securities of any class or classes) in one or more places and such transfer agents and/or branch transfer agents and/or registrars and/or branch registrars shall keep all necessary books and registers of the Corporation for the registering of such securities (or such securities of the class or classes in respect of which any such appointment has been made). In the event of any such appointment in respect of the shares (or the shares of any class or classes) of the Corporation, all share certificates issued by the Corporation in respect of the shares (or the shares of the class or classes in respect of which any such appointment has been made) of the Corporation shall be countersigned by or on behalf of one of the said transfer agents and/or branch transfer agents or by or on behalf of one of the said registrars and/or branch registrars, if any.

7.6 Surrender of Certificates: No transfer of shares shall be recorded or registered unless or until the certificate representing the shares to be transferred has been surrendered and cancelled.

7.7 Lien for Indebtedness: The Corporation has a lien on a share registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation.

7.8 Enforcement of Lien: The lien referred to in the preceding section may be enforced by any means permitted by law and:

          (a) where the share or shares are redeemable pursuant to the articles of the Corporation by redeeming such share or shares and applying the redemption price to the debt;

          (b) subject to the Act, by purchasing the share or shares for cancellation for a price equal to the book value of such share or shares and applying the proceeds to the debt;

          (c) by selling the share or shares to any third party whether or not such party is at arms length to the Corporation, and including, without limitation, any officer or director of the Corporation for the best price which the directors consider to be obtainable for such share or shares; or

          (d) by refusing to register a transfer of such share or shares until the debt is paid.

7.9 Non-Recognition of Trusts: The Corporation shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not, except as ordered by a court of competent jurisdiction or as required by statute, be bound to see to the execution of any trust, whether express, implied or constructive, in respect of any share or to recognize any such claim to or interest in such share on the part of any person other than the registered holder thereof.

7.10 Lost Certificates: The Board or any officer or agent designated by the Board may in its or his discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate that has been lost, apparently destroyed or wrongfully taken on payment of such fee, not exceeding $3.00, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the Board may from time to time prescribe, whether generally or in any particular case.

7.11 Joint Shareholders: If 2 or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

7.12 Deceased Shareholder: In the event of the death of a holder of any share, the Corporation shall not be required to make any entry in the register of shareholders in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agent. Where shares are issued to joint holders, upon satisfactory proof of the death of one joint holder, the Corporation may treat the surviving joint holder or holders as the issuer of the shares.


ARTICLE VIII - DIVIDENDS
------------------------

8.1 Dividends: Subject to the Act, the board may from time to time declare dividends and the Corporation may pay dividends on its issued shares. The board may fix a record date for dividends in accordance with the Act.

8.2 Dividend Cheques: A dividend payable in money shall be paid by cheque. In the case of joint holders the cheque shall be made payable to the order of all of such joint holders. Such cheque, if mailed in accordance with paragraphs
10.1 and 10.4, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold unless the cheque is not paid on the due presentation thereof.

8.3 Unclaimed Dividends:, Any dividend unclaimed after a period of 6 years from the date on which the same was declared to be payable shall be forfeited and revert to the Corporation.


ARTICLE IX - INFORMATION AVAILABLE TO SHAREHOLDERS
--------------------------------------------------

9.1 Subject to the provisions of the Act, no shareholder shall be entitled to discovery of any information respecting any details or conduct of the Corporation's business or affairs, which, in the opinion of the board, it would be expedient or inadvisable in the interests of the Corporation to communicate to the public. The board may from time to time determine whether and to what extent and at what time and place and under what conditions or regulations the accounts, records and documents of the Corporation or any of them shall be open to the inspection of shareholders and no shareholder shall have any right to inspect any account, record or document of the Corporation except as conferred by the Act or authorized by the board or by ordinary resolution.


ARTICLE X - NOTICES
-------------------

10.1 Service: Any notice or other document required or permitted to be given by the Corporation to any shareholder or director of the Corporation shall be given either by delivering personally or by sending such notice or document by prepaid mail to such shareholder or director at his latest address as shown in the records of the Corporation or, in the case of a director, at his latest address as shown in the most recent notice filed under the Corporations Information Act, if it is more current, or, if no address appears in such records or notice, at the last address of such shareholder or director known to the Secretary. With respect to every notice or other document sent by mail it shall be sufficient to prove that the envelope or other container containing the notice or other document was properly addressed and put into a Post Office letter box. Any notice or other documents given as aforesaid shall be deemed to have been received on the fifth day following the mailing or sending thereof.

10.2 Computation of Time: In computing the date when notice must be given under any provision requiring a specified number of days' notice of any meeting or other event, the date of giving the notice, the last day of the notice period if it is a Sunday or holiday, and the date of such meeting or other event shall all be excluded.

10.3 Omissions and Errors: The accidental omission to give any notice to any shareholder, director, officer or auditor of the non-receipt of any notice by any shareholder, director, officer or auditor or any e or in any notice not affecting the substance thereof shall not invalidate any action taken at any m ting held pursuant to such notice or otherwise founded thereon.

10.4 Shares Registered in More than a Name: All notices or other documents shall with respect to any shares of the Corporation registered in more than one name be given to the person named first in the books of the Corporation and any notice or other document so given shall be sufficient notice or delivery of such document to all the holders of such shares. Any joint holder of shares of the Corporation may give effectual receipts for all dividends and payments on account of dividends or a return of capital or for the issuance of a warrant or other right.

10.5 Persons Entitled by Death or Operation of Law: Every person who by operation of law, by transfer or the death of a shareholder or otherwise becomes entitled to shares, shall be bound by every notice in respect of such shares which has been duly given to the registered holder of such shares prior to such person's name and address being entered on the securities register of the Corporation.

10.6 Signatures to Notices: The signatures to any notice to be given by the Corporation may be written, stamped, type-written or printed or otherwise mechanically reproduced in whole or in part.


ARTICLE XI - EXECUTION OF DOCUMENTS AND VOTING OF SECURITIES
------------------------------------------------------------

11.1 Execution of Documents: Deeds, contracts, assignments, transfers, securities, cheques, drafts, orders for payment of money, notes, acceptances, bills of exchange, releases or other documents or instruments in writing requiring execution by the Corporation must be signed by any two officers or directors and all such documents or instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The directors may from time to time appoint any officer or officers or any other person or persons on behalf of the Corporation either to sign such documents or instruments in writing, or a class thereof, generally or to sign specific documents or other instruments in writing.

11.2 Seal: The board may adopt and change the corporate seal of the Corporation by resolution. Such seal shall be affixed to such documents or instruments as require the same.

11.3 Voting of Securities: All of the shares or other securities carrying voting rights in any other company or corporation held from time to time by the Corporation may be voted at any and all meetings of shareholders, bondholders, debenture holders or holders of other securities (as the case may be) of such other company or corporation and in such manner and by such person or persons as the chairman of the board, the president or the managing director of the Corporation or the board shall from time to time determine. The chairman of the board, the president or the managing director or such other officer or officers, person or persons appointed by the board may also from time to time execute and deliver for and on behalf of the Corporation proxies and/or arrange for the issuance of voting certificates and/or other evidences of the right to vote in such names as they may determine.


ARTICLE XII - EFFECTIVE DATE
----------------------------

12.1 Effective Date: This by-law comes into force when passed by Resolution of the Board.

12.2 Repeal: By-Law No. 1 of the Corporation is hereby repealed. The repeal of such bylaw shall not affect the validity of any act done or right, privilege, obligation or liability acquired or incurred thereunder or the validity of any contract or agreement made pursuant thereto. All officers and persons acting under By-Law No. I as repealed shall continue to act as if appointed tinder the provisions of this by-law and all resolutions of the shareholders or board or committee thereof with continuing effect passed under any repealed by-law shall continue in effect except to the extent inconsistent with this by-law.

               Made by the Board on June 9th, 1997.

                                                                           c/s


/s/ Peter J. Schwartz                           /s/ Mark D. Lee
--------------------------------                --------------------------------
President - Peter J. Schwartz                   Secretary - Mark D. Lee





Confined by the shareholders in accordance with the Act, on July 16th, 1997.



                                                                           c/s


                                                /s/ Mark D. Lee
                                                --------------------------------
                                                Secretary - Mark D. Lee